EXHIBIT 10.2

                                   CONTRACT

                          Chapter 1. General Provisions

         In accordance with the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment and other relevant Chinese laws and regulations, Hebei Cangzhou Area Construction Material Factory, China, and Heng Fai China Industries Ltd., Hong Kong, adhering to the principle of equality and mutual benefit, through friendly negotiations, agree to the establishment of a joint venture company in Shijiazhuang City Hebei, China. The contract hereunder is worked out.

                     Chapter 2. Parties of the Joint Venture

         1.       The parties of this contract are as follows:

                  Hebei Cangzhou Area Construction Material Factory, China (hereinafter referred to as Party A), registered in Cangzhou City.
                  Legal address:  Yian zhen, Shijiazhuang City, China.
                  Legal representative:  Zhao Zhenguo.
                  Position:  Factory director.
                  Nationality:  P.R. China.

                  Heng Fai China Industries Ltd (hereinafter referred to as Party B), registered in Hong Kong.
                  Legal address: 7th Floor, Baskerville House, 22 Ice Street, Central, Hong Kong. Legal representative: Heng Fai Chan.
                  Position: Chairman of the Board. Nationality: Britain.

                  Chapter 3. Establishment of the Joint Venture

         2. Party A and Party B, in accordance with the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment and other relevant Chinese laws and regulations, agree to set up the Joint Venture Company (hereinafter referred to as the JVC), Hebei Iron Lion Cement Co., Ltd., within the territory of the People's Republic of China.

         3. The name of the JVC shall be: Hebei Iron Lion Cement Co., Ltd. Legal address: Yian zhen, Shijiazhuang City, China.

         4. All the activities of the JVC must be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.

         5. The organization form of the JVC shall be a limited liability company. Each party to the JVC is liable to the JVC within the limit of the capital scribed by it. The profits, risks, and losses of the JVC shall be shared by the parties in proportion to their contributions of the registered capital.

       Chapter 4. The Purpose, Scope and Scale of Production and Business

         6. The  objectives  of the JVC  shall  be,  on the  basis  of  economic cooperation and technical exchange and by adopting domestic advanced technologies, to establish 200,000-ton vertical-kiln production lion [sic], partly transform the technology, develop the mine resources, so as to reach the production capacity of 800,000 tons and at last 1,200,000 tons to improve the quality of cement through scientific management so that the cement the JVC produced shall enjoy priority both in quality and price in the market competition and to increase economic returns and satisfactory profits.

         7. The business scope of the JVC shall be to produce and sell series products of cement; to develop new products.

         8. The business scale of the JVC shall be to produce, annually, 800,000 tons of series products of cement, and 1,200,000 tons within 10 years.

        Chapter 5. Total Amount of Investment and the Registered Capital

         9. The total investment of the JVC is 134,615 million RMB yaun (equal to 14,473 million USD), among which the registered capital shall be 134,615 million RMB yaun (equal to 14,473 million USD). The JVC can get 2.30 million USD of loan from foreign financial institution.

         10. Party A shall contribute 64.615 million which shall be 48% of the total registered capital and Party B shall contribute 8.04 million USD (equal to 70 million RMB yuan) which shall be 52% of the total registered capital.

         11. The two Parties shall contribute to the JVC in the following manner:

         Party A shall inject its 60,000-ton production line and the premises, infrastructure, the right to use the site, and the industrial property right (see the attached appendix).

         The total assets of Party A shall be appraised by the appraising organization which the two parties both agree before injection. The appraised value shall be the basis of its injection. The Party A's assets transcend 64,615 million yuan will be rented by the JVC. Party B shall provide its injection in cash, and shall provide the concerned technology freely. Party B shall be in charge of getting 2.30 million (equal to 20 million RMB yuan) of loan from foreign financial institution according to the requirement.

         12. The two Parties shall inject all their respective capital in stages after obtaining the business license. Party A shall totally contribute its injection in one time within 3 months after obtaining the license, in the same time Party B shall inject 40 million RMB yuan as the first installment of its contribution, the remaining shall be injected within 12 months after obtaining the license according to requirement of the subject.

         13. The JVC can't reduce its registered capital in the duration of the coorperation [sic].

         In case the JVC should increase or transfer its registered capital, it must have the board's unanimous consent and approval of the Bureau of Foreign Trade and Economic Coorperation [sic] of Cangzhou, and handle the registration procedures for such changing in the Administration Bureau for Industry and Commerce of Cangzhou.

         In case one Party should transfer part or all of its registered contributions to a third Party, it must have the consent of the other Party and obtain the approval from the Administrative Bureau for Industry and Commerce of Cangzhou City. When one Party should transfer part or all of its contributions, the other Party shall enjoy the priority in purchasing it.

                           Chapter 6. Responsibilities

         14. Party A and Party B shall assume the responsibilities set forth below:

         Responsibilities of Party A:

         1) Handling the application for approval, registration, business license concerning the establishment of the JVC from relevant department in charge in China; the expenses will be shared by the two Parties;

         2) Injecting in time due capital into the JVC according to the Stipulations of Articles 11 and 12 of this Contract;

         3) Assisting the JVC in purchasing or leasing equipment, materials, raw materials, articles for office use, means of transportation, and communication facilities;

         4) Assisting the JVC in contacting and settling the fundamental facilities such as water, electricity and transportation etc.;

         5) Assisting the JVC in recruiting Chinese management and technical personnel, workers and other personnel needed;

         6) Assisting foreign workers and staffs in applying for the entry visa, work license and processing their travelling matters;

         7) Handle the changing procedure of the exploit right of the mine;

         8) Other affairs entrusted by the JVC.

         Responsibilities of Party B:

         1) Injecting into the JVC due capital according to the Stipulations of Articles 11 and 12 of this Contract, assisting Party A for applying for and obtaining approval and business license and registrating affairs, providing the materials needed;

         2) Assisting JVC develop and import new products, sell part of its products abroad;

         3) Sending staffs into the factory to make investigation and study after the contract signed, and to attend the construction and management affairs of JVC after the first lot of capital is injected;

         3) [sic] In charge of collecting capitals needed for the JVC to reach its designed capacity of 100,000 tons of cement within 10 years;

         4) [sic] Put into Party A's bank 11,500 USD (equal to 100,000 RMB yuan within 20 days after this contract is signed as down payment;

         4) [sic] Other affairs entrusted by the JVC.

                       Chapter 7. Distribution of Profits

         15. The JVC shall draw the profits after duties 10% as accumulation fund, 5-10% as public welfare fund. The particular rate for every year shall be decided by the board adhering to the business situation.

         16. The profits after duties and funds shall be distributed every half year or one year. After the first lot of injection contributed, Party B can attend distribution of profits, the term shall be counted from the injection date. The profit shall be distributed according to the ratio of actual capital to registrated capital, after Party B has actually injected its capital, the profits shall be distributed at the following rate: Party A 48%, Party B 52%. Party B can remit its annual net profit to the appointed bank abroad according to the stipulations of the Provisional Regulations of the People's Republic of China on Foreign Exchange Control.

         17. After the first lot of injection from Party B is actually contributed to the JVC, in case there is loss, it should be shared by the parties according to their ratio to the registered capital.

                         Chapter 8. Selling of Products

         18. The products are mainly sold on the domestic market, when it is possible the products will be sold on overseas markets.

         19. The JVC may export the products through following channels:

         1) The JVC may export the products directly;

         2) Sign the sales contract with Chinese foreign trade corporations, entrusting them to be the sales agencies and the exclusive sales agencies;

         With the reference to the price on the international market and foreign trade corporation's export price, the board shall decide the export price according to the quality of the product. The specific price General President decided shall be approved by the Chairman of the Board.

         20. The sales affairs on Chinese market shall be in charged by the JVC.

         21. "Iron Lion" is the trade mark of the JVC's products.

                        Chapter 9. The Board of Directors

         22. The day on which the JVC is registered shall be the day on which the Board of Directors is established. Party B can't interfere with the normal business management of the original factory before its capital is injected.

         23. The Board shall consist of 7 members, three of which, including the Vice-Chairman, shall be appointed by Party A, and four of which, including the Chairman, shall be appointed by Party B. The terms of the Chairman and Directors shall be 5 years and their terms can be renewed if continuously appointed by each Party.

         24. The Board shall be the highest authority to decide all the important businesses of the JVC adhering to the principle of equality and mutual benefit. The following items shall have the unanimous consent of the Board:

         1) Modification of the Articles of Association;

         2) Transferring of the registered capital of the JVC;

         3) Termination and disincorporation of the JVC;

         4) Merging of the JVC with other economic organizations.

         Decisions  for other  affairs  shall be made by simple  majority of the
Board.  Decisions  to  recruit  or  dismiss  the  General  President,   standing
vice-President, the developing plan for the

JVC, the production and business plan, the budget program, distribution of profits and the plan for wages shall be made by more than two thirds of Directors.

         25. The Chairman of the Board is the legal representative of the JVC. When the Chairman is not able to exercise his responsibilities, he shall authorize the Vice-Chairman or other Directors to be his representative temporarily.

         26. The Board of Directors shall convene at least twice every year. The Meeting shall be called and presided over by the Chairman of Board. Temporary meetings shall be called by the Chairman at the proposal of one third of the Directors. The minutes of the meetings shall be written in Chinese and be filed.

                     Chapter 10. Business Management Office

         27. The JVC shall establish the business management office to be in charge of the daily management. The General Manager shall be nominated by Party A and the standing deputy manager in charge of financial affairs shall be nominated by Party B. Some deputy managers shall be appointed by the board according to the sum put forward by the General President. Both the General Manager and the deputy General Managers shall be finally engaged by the Board and their terms shall be three years.

         28. The responsibilities of the General Manager is to carry out all the decisions by the Board Meeting and organize and conduct the daily management of the JVC. The standing deputy General Manager shall assist the General President in his work and act on the General President's behalf with his authorize when he is absent. The chief engineer, chief accountant, chief auditor shall be responsible to the General President, and in charge of technology, financial and audit affairs respectively. The chief accountant shall be recommended by Party
A. In management office, some department managers shall be appointed. Among which, the financial manager and vice-manager shall be recommended by Party B and Party A respectively.

         29. The Board Meeting shall make decisions to dismiss the General Manager and the deputy General Managers in case they should engage in malpractice for selfish end and severely neglect their duties.

                        Chapter 11. Purchase of Materials

         30. In purchasing required raw materials, fuel, spare parts, machinery and equipment, vehicles of transportation and articles for office use shall be purchased firstly in China.

                    Chapter 12. Preparation and Construction

         31. During the period of preparation and construction, a Preparation and Construction Office shall be set up under the Board of the Directors.

         32. The Preparation and Construction Office is responsible for the following concrete activities: examining the design of the project, signing project construction contract, organizing the purchasing and inspecting of relevant equipment, materials, etc., working out the general schedule of project construction, complying the expenditure plans, controlling project financial payments and final accounts of the project, drawing up managerial methods, and keeping and piling documents, drawings, files, and materials, etc. during the construction period of the project.

         33. The Preparation and Construction Office shall be in charge of examining, supervising, inspecting, testing, checking, and accepting, evaluating the project design, the equipment and materials.

         34. The establishment, remuneration and the expenses of the staff of Preparation and Construction Office, when agreed by both parties shall be covered in the project budget.

         35. After completing the project and finishing the turning over of the procedures, the Preparation and Construction Office shall be dissolved upon the approval of the Board of Directors.

                          Chapter 10. Labor Management

         36. The labor contracts covering the recruitment, employment, dismissal, and registration, wages, labor insurance, welfare, rewards, penalty and other matters concerning the staff and workers of the JVC shall be drawn up between the JVC and the Trade Union of it as a whole in accordance with the concerned regulations and implementations of China.

         37. The JVC must pay Party A fees of labor insurance and medical treatment and the subsidies in accordance with the state enterprise's standard in time, then Trade Union will supervise the usage of it and turn over to the financial department.

         38. The salary standard of the staff from other countries, Hong Kong and Macao shall be decided by the board according to the standard of where they come from.

         The Board of Directors shall decide appointment of high-ranking administrative personnel recommended by both parties and the salary, social insurance, welfare and the standard of travel expenses etc for them. The high-ranking administrative personnel from Party A and Party B shall enjoy the equal pay for equal work.

         39. The JVC shall be governed by the Labor Law of the People's Republic of China and the relevant laws, regulations and detailed rules, then the JVC can employ workers and have the full power in the management of salary and personnel.

         40. The JVC implement the vacation and sick leave system referring that of Cangzhou Area Construction Materials Factory, and pay the salaries as ruled originally.

         41. The JVC shall arrange fitable posit [sic] for old and sick workers, otherwise implement the retire system inior [sic] the factory, and pay them according the rules of Cangzhou Area Construction Materials Factory.

         42. The JVC shall comply with the Protection Regulations on Female Workers, protect the legitimate rights and interests, the female workers shall enjoy the equal pay for equal work. The JVC shall employ not less than 20% female workers.

         43. The Trade Union

         1) The Trade Union must be organized with the democratically selected representatives.

         2) The Trade Union shall protect the legitimate rights and interests according to the stipulations of laws and regulations, coorporate [sic] with the JVC for development.

         3) The Trade Union can consult with the JVC or araise for arbitration or take lawsuits in case the JVC invade the interests of staffs and workers.

         4) The Chairman shall join in making decisions concerning the major affairs.

         5) The Trade Union have the right to work independently without the restriction from the JVC.

         6) The expenses for the Trade Union shall be paid from salaries according to the stipulations of the People's Republic of China.

                      Chapter 14. Foreign Exchanges Control

         44. The JVC shall manue [sic] the foreign exchange affairs according to the Provisional Regulations on Foreign Exchange Control of the People's Republic of China and other regulations.

         45. The JVC shall open the account in Bank of China or other banks it agrees. All the foreign exchange incomes shall put into the account, and the expenditures shall be drawn from the account.

         46. The JVC shall apply for foreign exchange and RMB loans according to the Provisional Regulations on the Bank of China manue [sic] Loans for the Joint Venture Companies Using Foreign and Chinese Investment.

                      Chapter 15. Taxes, Finance and Audit

         47. The JVC shall pay all the due taxes according to the relevant laws and regulations of the People's Republic of China.

         48. The JVC shall draw the accumulation fund, and public welfare fund according to the stipulations of the Company Laws of the People's Republic of China. The particular rate for every year shall obey the stipulations of Article 15.

         49. The accounting year of the JVC shall coincide with the calendar year, i.e. from January 1 to December 31 on the Gregorian calendar.

         All the JVC's accounting books, statements and documents shall be written in Chinese.

         50. The JVC shall invite the public accountants chartered in China to examine and retrace its finance and shall report the results to the Board and the General Manager.

         In case Party B thinks it necessary to invite foreign auditors to carry out annual audit, Party A shall agree to it and Party B shall bear all the expenses.

         51. The general manager shall, within the first three months of each operating year, be in charge of making the balance sheet, the statement of profits and losses and the program of distributing the profits and shall report them to the Board for approval.

                         Chapter 16. Duration of the JVC

         52. The term of the JVC shall be 30 years. The day on which the business license is issued shall be the day on which the JVC is established.

         53. With the unanimously approval of the two parties and decision of the Board, the JVC shall submit an application to the Bureau of Foreign Trade and Economic Cooperation of Cangzhou for prolonging the JVC 6 months prior to the expiration of the JVC. If approved, the JVC shall be prolonged.

     Chapter 17. The Disposal of Assets After the Expiration of the Duration

         54. Upon the expiration of the duration or termination before the date of expiration of the JVC, liquidation shall be carried out according to relevant laws. The liquidated assets shall be distributed in accordance with the proportion of investment by Party A and Party B.

                              Chapter 18. Insurance

         55. All-risks insurance policies of the JVC shall be underwritten with The People's Insurance Company of China. The type, value, and duration shall be decided by the Board of Directors in accordance with the stipulations of the People's Insurance Company of China.

       Chapter 19. The Amendment, Alteration and Discharge of the Contract

         56. The amendment of the contract or other appendices shall come into force only after the written agreement signed by Party A and Party B and approved by the original examination and approval authority.

         57. In case of inability to fulfill the contract or to continue operation due to heavy loss in successive years as a result of force majeure, the duration of Joint Venture and the contract shall be terminated before the time of expiration after unanimously agreed upon by the Board of Directors and approved by the original examination and approval authority.

         58. Should the JVC be unable to continue its operations or achieve the business purpose stipulated in contract due to the fact that one of the contracting parties fails to fulfill obligations prescribed by the contract and the articles of association, or seriously violate the stipulations of the contract and articles of association, that party shall be deemed as the unilaterally terminates the contract. The other party, apart from claiming damages, shall have the rights to terminate the contract in accordance with the provisions of the contract after it is approved by the original examination and approval authority. If Party A and Party B of the JVC, agree to continue the operation, the party who fails to fulfill the obligations shall be liable for the economic losses thus caused to the JVC.

               Chapter 20. Liabilities for the Breach of Contract

         59. In case Party B should fail to contribute in time the capital to the JVC specified in Chapter 5 of this Contract and still fail to make the contribution after 3 months, Party A shall have the right to terminate this contract according to Article 53 of this Contract and shall have the right to expropriate the down payment.

         60. In case Party A should fail to contribute in time the capital to the JVC specified in Chapter 5 of this Contract and still fail to make the contribution after 3 months, Party B shall have the right to terminate this contract according to Article 53 of this Contract and shall have the right to demand Party B to return two times of the down payment.

         61. In case this Contract and the appendices cannot be implemented or part of them cannot be implemented due to one Party's fault, this Party shall bear the responsibilities thus caused. Should it be fault of two parties they shall bear their respective responsibilities according to actual situations.

                            Chapter 21. Force Majeure

         62. Should either of the parties to the contract be prevented from executing contract by force majeure, such as earthquake, typhoon, flood, fire, war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by cable without any delay, and within 15 days thereafter provide the detailed information of the event and a valid document for evidence issued by the relevant public notary organization for explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt the part of obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on performance of the contract.

                           Chapter 22. Applicable Laws

         63. The formation of this contract, its validity, interpretation, execution and settlement of disputes shall be governed by related laws of the People's Republic of China.

                       Chapter 23. Settlement of Disputes

         64. All disputes arising from the execution of, or in connection with, the contract shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultation, the dispute shall be submitted to arbitration organizations of China. The arbitral award is final and binding upon two parties. The losing Party shall bear the arbitration expenses.

         65. During arbitration, the contract shall be executed continuously by both parties except for matters in disputes.

                              Chapter 24. Language

         66. The contract shall be written in Chinese and in English. Both language have the equally authenticity. In event of any discrepancy between the two aforementioned versions, the Chinese version shall prevail. Both parties shall have the two versions.

           Chapter 25. Effectiveness of the Contract and Miscellaneous

         67. The appendices, including the Articles of Association, shall all be parts of this Contract. In case there is any discrepancies between the contract and the articles, the contract shall prevail.

         68. This Contract and the appendices shall come into force on the day of approval by the Bureau of Foreign Trade and the Economic Corperation [sic] of Cangzhou City.

         69. Should notices in connecting with any party's rights and obligations be sent either by Party A or by Party B telegram or telex, etc., the written letter notice shall be also required afterwards. The legal address listed in the contract shall be the posting address.

         70. The contract is signed in Shijiazhuang City, China by the authorized representatives of both Parties on September 3, 1994.

Party A:                                  Party B:

Cangzhou Area Construction Materials      Heng Fai China Industries Limited
Factory

Legal Representative:                     Legal Representative:

/s/ Zhao Zhenguo                          /s/ Fai H. Chan
------------------------------            ------------------------------------
Zhao Zhenguo                              Fai H. Chan

                                September 3, 1994

         I hereby certify that the foregoing is a fair and accurate translation of this document which was originally prepared in Chinese.

                                           /s/ Heng Fai Chan

                                          Heng Fai Chan, President
                                          Heng Fai China Industries, Inc.